Exhibit 99.1

FOR IMMEDIATE RELEASE

December 7, 2009

LIBERTY MEDIA LLC FILES FORM 15 TO TERMINATE CERTAIN REPORTING OBLIGATIONS — STATUS AND TRADING OF OUTSTANDING BONDS UNAFFECTED

ENGLEWOOD, Colo., Dec 7/PRNewswire-FirstCall/ — Liberty Media LLC (“LM LLC”), a subsidiary of Liberty Media Corporation (Nasdaq: LCAPA, LCAPB, LINTA, LINTB, LSTZA, LSTZB), announced it filed a Form 15 on December 2, 2009 with the Securities and Exchange Commission (“SEC”) to terminate LM LLC’s reporting obligations under the Securities Exchange Act of 1934.  As a result, LM LLC is no longer required to file Form 10-Ks, Form 10-Qs and Form 8-Ks with the SEC. The filing does not affect the status and terms of LM LLC’s outstanding bonds, which will continue to trade under their registered CUSIP numbers.

About Liberty Media LLC

Liberty Media LLC is an intermediate holding company of Liberty Media Corporation, owning interests in a broad range of electronic retailing, media, communications, and entertainment businesses.

Contact:	Courtnee Ulrich
(720) 875-5420